Exhibit 5.1

July 14, 2004

Board of Directors

Dragon Pharmaceutical Inc.

1055 Hastings Street, Suite 1900

Vancouver, British Columbia V6E 2E9

Ladies and Gentlemen:

We have acted as counsel for Dragon Pharmaceutical Inc., a Florida corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 48,867,551 shares of common stock, $0.01 par value per share (the “Shares”), to be issued in connection with the Share Purchase Agreement, dated June 11, 2004 by and among the Company, Oriental Wave Holding Ltd., a British Virgin Islands company (“Oriental Wave”) and the Oriental Wave shareholders. This opinion is being furnished in connection with a Registration Statement on Form S-4 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission covering the offer and sale of the Shares.

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Based upon and subject to the foregoing, in our opinion, the shares of common stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/    Bartel Eng & Schroder